Exhibit 10.1

FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 7, 2007 (this “Amendment”), by and between LUMINENT MORTGAGE CAPITAL, INC., a Corporation organized under the laws of the State of Maryland corporation (the “Borrower”), and ARCO CAPITAL CORPORATION LTD., a corporation organized under the laws of the Cayman Islands (the “Lender”).

WHEREAS, the Borrower and the Lender are parties to that certain Amended and Restated Credit Agreement, dated as of September 26, 2007 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings given in the Credit Agreement);

WHEREAS, an indirect subsidiary of the Lender has agreed to increase the amounts subject to MRAs with certain subsidiaries of the Borrower in a series of transactions that would cause the Total Outstandings to exceed that which is permitted as of the date hereof; and

WHEREAS, the Borrower and the Guarantors have therefore requested, and the Lender has, on terms and conditions set forth herein, agreed to certain modifications of the Credit Agreement; and

WHEREAS, from and after the Amendment Effective Date (as hereinafter defined) of this Amendment, the Credit Agreement shall be amended, subject to and upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. Unless otherwise defined herein, all defined terms that are defined in the Credit Agreement shall have the same meanings when used herein.

SECTION 2. Amendment to the Credit Agreement. Effective as of the Amendment Effective Date:

(a) Section 1.01 of the Credit Agreement is hereby amended by:

(i) amending the definition of “Commitment” in its entirety to read as follows:

“‘Commitment” means the obligation of the Lender to make Loans pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding on and after December 12, 2007, up to $16,000,000.00, as such amount may be adjusted from time to time in accordance with this Agreement.

and

(ii) adding the following definition of “Master Netting Agreement” immediately after the definition of “Loan”:

“‘Master Netting Agreement’” means that certain Collateral Security, Setoff and Netting Agreement, dated as of December 7, 2007, (as amended, supplemented and otherwise modified from time to time) by and among the Lender and Subsidiaries and Affiliates of the Lender identified collectively therein as the “ACC Group”, on the one hand, and Borrower, and each of the Guarantors identified collectively therein as the “Luminent Group”, on the other hand.

and

(iii) amending the definition of “Related Documents” in its entirety to read as follows:

“‘Related Documents’” means this Agreement, the Note, the Guarantee Agreement, the Security Pledge Agreement, the Master Netting Agreement and each other document required to be executed and delivered pursuant to any of the foregoing agreements, documents or instruments, as well as any amendment or waiver related to the foregoing.”

and

(iv) amending the definition of “Specified MRA” in its entirety to read as follows:

“‘Specified MRA’ means any MRA existing at any time between the Borrower or any of its Subsidiaries as “seller” and any of the Lender, affiliates of the Lender or counterparties arranged by the Lender as “buyer”.

(b) Section 2.01 of the Credit Agreement is hereby amended by replacing the text thereof in its entirety with the following:

Section 2.01 The Loans. On the terms and subject to the conditions of this Agreement, the Lender agrees to make Loans from time to time during the Availability Period in an aggregate amount not to exceed the lesser of the Commitment or the Borrowing Base; provided, however, that, on and after December 7, 2007, the Total Outstandings shall not at any time exceed $190,000,000.00. Within the limits of this Section, and subject to the other terms and conditions of this Agreement, the Borrower may borrow under this Section 2.01, prepay under Section 2.06, and reborrow under this Section 2.01.

SECTION 3. Representations and Warranties of the Borrower. The Borrower and each of the Guarantors represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Lender that:

(a) it has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Amendment and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment;

(b) no consent of any person (including, without limitation, shareholders or creditors of the Borrower or any Guarantor), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Amendment which has not been obtained;

(c) this Amendment has been duly executed and delivered by a duly authorized officer on behalf of such party, and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and the exercise of judicial discretion in accordance with general principles of equity;

(d) the execution, delivery and performance of this Amendment will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of such party;

(e) after giving effect to this Amendment, no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred and is continuing; and

(f) on the date hereof, the representations and warranties contained in the Credit Agreement and in the Related Documents are and will be true, correct and complete with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case, as of such earlier date.

SECTION 4. Conditions to Effectiveness. This Amendment shall become effective as of the date above written (the “Amendment Effective Date”), if, and only if:

(a) the Lender shall have received counterparts of this Amendment executed by the Borrower, the Guarantors and the Lender;

(b) all representations and warranties contained in this Amendment or otherwise made in writing to the Lender in connection herewith shall be true and correct in all material respects;

(c) the Lender shall have received such other information, materials and documentation as the Lender or its counsel may reasonably request, which information, materials and documentation shall be satisfactory in form and substance to the Lender and its counsel;

(d) prepayment of Loans and other Obligations under the Credit Agreement shall have been made no later than December 7, 2007 in amounts sufficient to cause Total Outstandings to be less than $156,000,000.00 on and as of such date; and

(e) all legal matters incident to the effectiveness of this Amendment shall be satisfactory to the Lender and its counsel.

SECTION 5. Ratification; Waiver of Defenses; and Release.

(a) The Credit Agreement and the other Related Documents remain in full force and effect and are hereby ratified and affirmed. The Borrower and each Guarantor hereby (i) confirms and agrees that the Borrower is truly and justly indebted to the Lender in the aggregate amount of the Obligations without defense, counterclaim or offset of any kind whatsoever; and (ii) reaffirms and admits the validity and enforceability of the Credit Agreement and the other Related Documents and the Liens in the Collateral which were granted pursuant to the Related Documents and otherwise.

(b) This Amendment shall be limited precisely as written and shall not be deemed (i) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or a waiver of any Default or Event of Default under the Credit Agreement, whether or not known to the Lender or (ii) to prejudice any other right or rights which the Lender may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Except to the extent hereby waived or modified, the Credit Agreement and each of the other Related Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

(c) The Borrower and each Guarantor, on its own behalf and on behalf of its respective successors and assigns, hereby waives, releases and discharges the Lender and all of its affiliates, and all of the directors, officers, employees, attorneys, agents, successors and assigns of the Lender and such affiliates, from any and all claims, demands, actions or causes of action (known and unknown) arising out of or in any way relating to the Related Documents and any documents, agreements, dealings or other matters connected with any of the Related Documents, in each case to the extent arising (x) on or prior to the date hereof or (y) out of, or relating to, actions, dealings or matters occurring on or prior to the date hereof. The waivers, releases, and discharges in this Section 5 shall become effective regardless of when the conditions to this Amendment are satisfied and regardless of any other event that may occur or not occur after the date hereof.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

SECTION 7. References. All references to the “Credit Agreement”, “thereunder”, “thereof” or words of like import in the Credit Agreement or any other Related Document and the other documents and instruments delivered pursuant to or in connection therewith shall mean and be a reference to the Credit Agreement as modified hereby and as each may in the future be amended, restated, supplemented or modified from time to time.

SECTION 8. Paragraph Headings. The paragraph headings contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement among the parties thereto.

SECTION 9. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 10. Integration. This Amendment represents the entire agreement of the parties hereto with respect to the amendment of the Credit Agreement. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto, relating to the subject matter of this Amendment, which are not fully expressed herein.

SECTION 11. Severability. If any provisions of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

SECTION 12. Related Document. This Amendment is a Related Document pursuant to the Credit Agreement and shall (unless expressly indicated herein) be construed, administered, and applied in accordance with all of the terms and provisions of the Credit Agreement.

SECTION 13. Further Assurances. The Borrower and each Guarantor shall, at any time and from time to time following the execution of this Amendment, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Amendment.

SECTION 14. Consultation with Advisors. The Borrower and each Guarantor acknowledges that it has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Amendment. This Amendment shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Amendment or any part thereof to be drafted.

SECTION 15. Acknowledgement by Guarantors. Each of the Guarantors hereby acknowledge that it has read this Amendment and consents to the terms hereof and further confirms and agrees that the Security Pledge Agreement to which such Guarantor is a party and all of the Collateral, as the case may be, described therein do, and shall continue to, secure the payment of all of the Obligations (in each case, as defined in the Security Pledge Agreement).

SECTION 16. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

BORROWER:
LUMINENT MORTGAGE CAPITAL, INC.
By:	/s/ Christopher J. Zyda

Name: Christopher J. Zyda Title: Chief Financial Officer

GUARANTORS:

MERCURY MORTGAGE FINANCE STATUTORY TRUST

By: /s/ Christopher J. Zyda

Name: Christopher J. Zyda Title: Chief Financial Officer

LUMINENT CAPITAL MANAGEMENT, INC.

By: /s/ Christopher J. Zyda

Name: Christopher J. Zyda Title: Chief Financial Officer

PANTHEON HOLDING COMPANY, INC.

By: /s/ Christopher J. Zyda

Name: Christopher J. Zyda Title: Chief Financial Officer

PROSERPINE LLC

By: /s/ S. Trezevant Moore Jr.

Name: S. Trezevant Moore Jr. Title: Chief Executive Officer

MAIA MORTGAGE FINANCE STATUTORY TRUST

By: /s/ Christopher J. Zyda

Name: Christopher J. Zyda Title: Chief Financial Officer

SATURN PORTFOLIO MANAGEMENT, INC.

By: /s/ Christopher J. Zyda

Name: Christopher J. Zyda Title: Chief Financial Officer

MINERVA MORTGAGE FINANCE CORPORATION

By: /s/ Christopher J. Zyda

Name: Christopher J. Zyda
Title: Chief Financial Officer
MINERVA CDO DELAWARE SPV LLC
By: /s/ Christopher J. Zyda

Name: Christopher J. Zyda Title: Chief Financial Officer

LENDER:

ARCO CAPITAL CORPORATION LTD.
By: Arco Capital Management LLC, its

attorney-in-fact

By: /s/ Jay Johnston

Name: Jay Johnston Title: Chief Executive Officer